  Registration No.
                   ------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            --------------------

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            --------------------

                             LINCARE HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE               19337 U.S. 19 NORTH         51-0331330
(State or Other                CLEARWATER, FL 34624       (I.R.S. Employer
Jurisdiction of             (Address, including zip        Identification
Incorporation or                code of principal             Number)
Organization)                   executive office)

                             LINCARE HOLDINGS INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                           ANGELA P. BRYANT, ESQUIRE
                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                             CLEARWATER, FL 34624
                                  813-530-7700
                     (Name, address, and telephone number,
                             of agent for service)

                            --------------------

                        CALCULATION OF REGISTRATION FEE

  TITLE OF                AMOUNT             PROPOSED MAXIMUM         PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO             TO BE              OFFERING PRICE          AGGREGATE OFFERING            REGISTRATION
BE REGISTERED          REGISTERED             PER SHARE                   PRICE(1)                     FEE
-------------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE,              300,000
$0.01                   SHARES (2)            VARIABLE                    $16,312,500                 $4,812.19


(1) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon 85% of the closing price of the Registrant's common stock on February 20, 1998 ($63 7/8) as reported by NASDAQ.

(2) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock split, recapitalization or other similar event.

                            --------------------



Approximate date of proposed sales pursuant to the plan: As soon as practicable after this Registration Statement becomes effective.

                             LINCARE HOLDINGS INC.


Cross Reference Sheet pursuant to Regulation S-K, Item 501(b) between Registration Statement (S-8) and Prospectus

                                                                      LOCATION OF CAPTIONS
         ITEM ON FORM S-8                                                 IN PROSPECTUS
         ----------------                                              --------------------
1.       Plan Information                                              Lincare Holdings Inc.
                                                                       Employee Stock Purchase Plan

2.       Registrant Information and                                    Incorporation of
         Employee Plan Annual                                          Certain Documents by
         Information                                                   Reference


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report to Stockholders for the year ended December 31, 1996.

         (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         (e) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         (f) The information set forth under the caption "Description of Capital Stock" on pages 38 and 39 of the Company's Prospectus dated December 17, 1992 contained in the Company's Registration Statement on Form S-1 (number 33-55260).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Article V, Section 1 of the Registrant's By-laws requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL.

         Article Seventh of the Registrant's Certificate of Incorporation and
Article V, Section 1 of the Registrant's By-Laws provide that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL (involving certain unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         Any amendment to or repeal of such Articles shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant maintains directors' and officers' liability insurance with policy limits of $5,000,000.

ITEM 8.  EXHIBITS.

         5              Opinion re legality

        23.1            Consent of Independent Certified Public Accountants

        23.2            Consent of Legal Counsel (included as part of Exhibit 5)

        24              Powers of Attorney

ITEM 9.  UNDERTAKINGS.

A.       UNDERTAKINGS RELATING TO DELAYED OR CONTINUOUS OFFERINGS OF
         SECURITIES

         (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       UNDERTAKING RELATING TO THE INCORPORATION OF CERTAIN DOCUMENTS
         BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING RELATING TO THE INCORPORATION OF ANNUAL REPORT TO
         STOCKHOLDERS

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.       UNDERTAKING RELATING TO REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 26, 1998.

                                    LINCARE HOLDINGS INC.


                                    By:  /s/  Paul G. Gabos
                                        ---------------------------------
                                        Paul G. Gabos, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                 TITLE                                 DATE
         ---------                                 -----                                 ----
          *                                      Director, Chief                   February 26, 1998
-------------------------------------------      Executive Officer
John P. Byrnes

                                                 Chief Financial                   February 26, 1998
-------------------------------------------      and Accounting Officer
Paul G. Gabos

          *                                      Director                          February 26, 1998
-------------------------------------------
James T. Kelly

          *                                      Director                          February 26, 1998
-------------------------------------------
Andrew M. Paul

          *                                      Director                          February 26, 1998
--------------------------------------------
Chester B. Black

          *                                      Director                          February 26, 1998
--------------------------------------------
Frank T. Cary

          *                                      Director                          February 26, 1998
--------------------------------------------
Thomas O. Pyle

          *                                      Director                          February 26, 1998
---------------------------------
William F. Miller, III


* By:  /s/  Paul G. Gabos
      ---------------------------
         Attorney in Fact


                                 EXHIBIT INDEX


                                                                                     Sequential
Exhibit                                                                                 Page
Number                                     Title                                        Number
-------                                    -----                                     ----------
   5                              Opinion re legality

  23.1                            Consent of Independent Certified
                                  Public Accountants

  23.2                            Consent of Legal Counsel
                                  (included as part of Exhibit 5)

  24                              Powers of Attorney
